U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 24, 2013

NEW AMERICA ENERGY CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	000-54243	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3651 Lindell Rd., Ste D#138, Las Vegas, NV 89103
(Address of principal executive offices)

800-508-6149
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors and Certain Officers

On May 24, 2013, Mr. Alexandros Tsingos resigned as a director and secretary of New America Energy Corp.

Mr. Tsingos did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

New America Energy Corp.

Dated: May 28, 2013	By:	/s/ Rick Walchuk
Rick Walchuk Chief Executive Officer